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                                                                EXHIBIT-10.24



             DATED 27 November 1996






             (1) BLUEBIRD TOYS PLC




             (2) U.K. CAN LIMITED





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                                    LEASE

                     relating to Dragon Parc Industrial
                           Estate  Merthyr Tydfil


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                        [BOODLE HATFIELD LETTERHEAD]
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THIS LEASE made the  twenty-seventh day of 27 November One thousand nine hundred and ninety-six BETWEEN BLUEBIRD TOYS PLC (Company Registration No. 1485995) whose registered office is at The Mulberrys Kembrey Park Swindon SN2 6YP (hereinafter called "the Landlord" which expression shall where the context so admits include the person or persons for the time being entitled to reversion immediately expectant on the term hereby created) of the one part and U.K. CAN LIMITED (Company Registration No. 3153735) whose registered office is at Adelaide House London Bridge London EC4R 9HA (hereinafter called "the Tenant" which expression shall where the context so admits include its successors in title) of the other part WITNESSES as follows:
1. IN consideration of the sum of Five million four hundred and sixty five thousand pounds (L.5,465,000) exclusive of Value Added Tax (the receipt whereof the Landlord hereby acknowledges) and of the rent and covenants on the part of the Tenant hereinafter contained the Landlord HEREBY DEMISES to the Tenant ALL THAT land and building forming part of the Dragon Parc Industrial Estate Merthyr Tydfil in the County Borough of Merthyr Tydfil as the same is comprised in title number WA376826 registered at H M Land Registry and shown for the purpose of identification edged red on the plan attached hereto TO HOLD the same unto the Tenant for the term of NINE HUNDRED AND NINETY NINE YEARS from the 29th day of September 1996 subject to and (as the case may be) with the benefit of the various rights reservations and other matters affecting the demised premises as the same are referred to in the Property and Charges Registers of the said


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title number WA376826 YIELDING AND PAYING therefor during the said term in advance on the 29th day of September in every year during the said term the annual rent of Ten pounds (L.10.00)
2.      THE Tenant HEREBY COVENANTS with the Landlord as follows:-
2.1 To pay the rent hereby reserved and made payable at the times and in manner aforesaid
2.2 At the Tenant's own expense to execute all works provide and maintain all arrangements upon or in respect of the demised premises or the use to which the same are being put that are required in order to comply with the requirements of any statute (already or in the future to be passed) or any Government Department local authority other public or competent authority or Court of competent jurisdiction regardless of whether such requirements are imposed upon the lessor the lessee or the occupier
2.3 Not to do in or near the demised premises any act or thing by reason of which the Landlord may under any statute incur have imposed upon it or become liable to pay any penalty damages compensation costs charges or expenses
2.4 Without prejudice to the generality of the obligations contained in Clauses 2.2 and 2.3 to comply in all respect with the provisions of any statutes and any other obligations imposed by law or by any by laws applicable to the demised premises or in regard to carrying on the trade or business for the time being carried on upon the demised premises
2.5 Within 28 days of any assignment or any transmission or any other devolution relating to the demised premises to

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produce for registration with the Landlord's solicitors a certified copy of such assignment and to pay the Landlord's solicitors' reasonable charges for registration of every such document such charges not being less than L.25
2.6     To be responsible for and to keep the Landlord fully indemnified against
2.6.1 all damages losses costs expenses actions demands proceedings claims and liabilities made against or suffered or incurred by the Landlord arising directly or indirectly out of any act or omission or negligence of the Tenant or any persons at the demised premises expressly on impliedly with the Tenant's authority or any breach or non-observance by the Tenant of the covenants conditions or other provisions of this lease or any of the matters to which the demise is subject
2.6.2 any tax or imposition which becomes payable either during the said term or after its ending by reason of any act or default of the Tenant or any person deriving title under the Tenant or their respective agents servants and licensees
2.6.3 all actions claims and liabilities for any breach of the covenants on the part of the transferee contained in the Transfer of the demised premises dated 8th August 1996 and made between Bluebird Toys (UK) Limited (1) and the Landlord (2) in respect of the obligations arising under a Transfer of the demised premises dated 3rd April 1987 made between Hoover Plc and Avana Group Plc ("the Hoover Transfer") to pay one half of the reasonable cost of maintenance and repair and (when necessary) replacement of the boundary fence marked A-B on the plan attached to the Hoover Transfer


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2.7     At the expiration of the said term to yield up the demised premises in accordance with the terms of this lease
3. THE Landlord HEREBY COVENANTS with the Tenant that the Tenant paying the rent hereby reserved and made payable and performing and observing the several covenants conditions and agreements herein contained and on the Tenant's part to be performed and observed shall and may peaceably and quietly hold and enjoy the demised premises during the said term without any lawful interruption or disturbance from or by the Landlord or any person claiming under or in trust for the Landlord
4. PROVIDED ALWAYS and it is hereby agreed that if the said rent hereby reserved or any part thereof shall be in arrear and unpaid for 21 days next after the same shall have become due then it shall be lawful for the Landlord (but by court action only and not physical re-entry) to re-enter the demised premises and to repossess and enjoy the same as if this lease had not been made without prejudice to any right of action or remedy in respect of any antecedent breach of any of the covenants by the lessee hereinbefore contained
IN WITNESS whereof this deed has been duly executed by the parties hereto as a deed the day and year first before written


                                        THE COMMON SEAL of BLUEBIRD )
(SEAL)                                  TOYS PLC was hereunto       )
                                        affixed in the presence of  )


                                        /s/ David Sandilands
                                        Director


                                        /s/ Graham Knibbf
                                        Secretary



                                        (Executed as a Deed by U.K.
                                                               ----
                                        (CAN LIMITED by the signature
                                         -----------
                                        (of two directors

                                        Director
                                        /s/ Timothy W. Stonich

                                        Director
                                        /s/ Lawrence T. Messina
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               [H.M LAND REGISTRY MAP TITLE NUMBER WA 376826]